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                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 12, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Shareholders of Schwab 1000 Fund, Schwab International Index Fund, Schwab Small-Cap Index Fund, Schwab S&P 500 Fund, and Schwab Total Stock Market Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 21, 2001